Tenable Announces First Quarter 2019 Financial Results

•	Revenue of $80.3 million, up 36% year-over-year

•	Calculated current billings of $81.2 million, up 25% year-over-year

•	Added 311 new enterprise platform customers and 41 net new six figure customers
COLUMBIA, Maryland, April 30, 2019 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended March 31, 2019.
“We had another strong quarter and a great start to the year with 36% year-over-year revenue growth," said Amit Yoran, Chairman and CEO of Tenable. “It’s clear that enterprises understand the immediate strategic importance of vulnerability management in reducing their cyber risk. The most innovative organizations also view vulnerability management as the foundation for Cyber Exposure, which will ultimately position them to understand and reduce cyber risk in the age of digital transformation."
First Quarter 2019 Financial Highlights

•	Revenue was $80.3 million, representing a 36% increase year-over-year.

•	Calculated current billings was $81.2 million, representing a 25% increase year-over-year.

•	GAAP loss from operations was $22.7 million, compared to a loss of $15.4 million in the first quarter of 2018.

•	Non-GAAP loss from operations was $13.2 million, compared to a loss of $12.9 million in the first quarter of 2018.

•	GAAP net loss was $21.4 million, compared to a loss of $15.9 million in the first quarter of 2018.

•	GAAP net loss per share was $0.23, compared to a loss per share of $0.68 in the first quarter of 2018.

•	Non-GAAP net loss was $12.6 million, compared to a loss of $13.4 million in the first quarter of 2018.

•	Pro forma non-GAAP net loss per share was $0.13, compared to a loss per share of $0.17 in the first quarter of 2018.

•	Cash and cash equivalents and short-term investments were $299.0 million at March 31, 2019.

•
Net cash used in operating activities was $0.9 million, compared to $0.5 million provided by operating activities in the first quarter of 2018. Free cash flow was $(3.2) million, compared to $(1.1) million in the first quarter of 2018. Both net cash used in operating activities and free cash flow in the first quarter of 2019 included a $4.9 million reduction related to employee stock purchase plan activity.

First Quarter 2019 and Recent Business Highlights

•	Added 311 new enterprise platform customers and 41 net new six figure customers.

•
Released Predictive Prioritization for Tenable.scTM (formerly SecurityCenter) and Tenable.io®, which enables organizations to reduce business risk by focusing on the vulnerabilities with the highest likelihood of being exploited.

•
Integrated Tenable.io with Google Cloud Security Command Center (Cloud SCC), to provide organizations with enhanced visibility into their cloud assets, both public and private, delivered via a single dashboard.

•
Integrated Tenable Industrial Security offering with Tenable.sc to provide security leaders with a single platform to measure, manage, and reduce cyber risk across both information technology (IT) networks and operational technology (OT) environments.

•	Tenable Research discovered several high-priority vulnerabilities, including exploits impacting vendors in the access control system, network control and internet of things (IoT) space.

•
Received several awards and distinctions, including recognition of Tenable.io as the Best Vulnerability Management Solution and Nessus® as one of the Most Critical Products of the Last 30 Years at the 2019 SC Awards.

Financial Outlook
For the second quarter of 2019, we currently expect:

•	Revenue in the range of $82.0 million to $83.0 million.

•	Non-GAAP loss from operations in the range of $15.0 million to $14.0 million.

•	Non-GAAP net loss in the range of $14.5 million to $13.5 million.

•	Non-GAAP net loss per share in the range of $0.15 to $0.14, assuming 95.7 million weighted average shares outstanding.
For the year ending December 31, 2019, we currently expect:

•	Revenue in the range of $343.0 million to $347.0 million.

•	Calculated current billings in the range of $413.0 million to $417.0 million.

•	Non-GAAP loss from operations in the range of $57.0 million to $53.0 million.

•	Non-GAAP net loss in the range of $54.0 million to $50.0 million, assuming a provision for income taxes between $4.6 million and $4.4 million.

•	Non-GAAP net loss per share in the range of $0.56 to $0.52, assuming 96.0 million weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until May 14, 2019.
About Tenable
Tenable® is the Cyber Exposure company. Over 27,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 25 percent of the Global 2000 and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com
Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-

looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash (used in) provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation and amortization of intangible assets.
Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro Forma Non-GAAP Net Loss Per Share: We define non-GAAP net loss as GAAP net loss attributable to common stockholders, excluding the effect of the accretion of Series A and B redeemable convertible preferred stock, stock-based compensation and amortization of intangible assets, including the applicable tax impact. We use non-GAAP net loss to calculate non-GAAP net loss per share and pro forma non-GAAP net loss per share. Pro forma non-GAAP net loss per share is calculated by giving effect to the conversion of our redeemable convertible preferred stock into common stock as though the conversion occurred at the beginning of each period presented prior to 2019.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018
Revenue	$80,301	$59,107
Cost of revenue(1)	13,226	8,728
Gross profit	67,075	50,379
Operating expenses:
Sales and marketing(1)	52,689	39,588
Research and development(1)	21,935	17,185
General and administrative(1)	15,136	9,055
Total operating expenses	89,760	65,828
Loss from operations	(22,685)	(15,449)
Interest income (expense), net	1,556	(26)
Other (expense) income, net	(214)	18
Loss before income taxes	(21,343)	(15,457)
Provision for income taxes	97	431
Net loss	(21,440)	(15,888)
Accretion of Series A and B redeemable convertible preferred stock	—	(188)
Net loss attributable to common stockholders	$(21,440)	$(16,076)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.68)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	93,738	23,495
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2019	2018
Cost of revenue	$652	$77
Sales and marketing	3,366	602
Research and development	2,030	527
General and administrative	3,271	1,193
Total stock-based compensation	$9,319	$2,399

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$167,966	$165,116
Short-term investments	131,014	118,119
Accounts receivable (net of allowance for doubtful accounts of $370 and $188 at March 31, 2019 and December 31, 2018, respectively)	56,975	68,261
Deferred commissions	23,838	23,272
Prepaid expenses and other current assets	20,636	22,020
Total current assets	400,429	396,788
Property and equipment, net	12,714	11,348
Deferred commissions (net of current portion)	35,973	36,162
Operating lease right-of-use assets	9,829	8,504
Other assets	7,446	7,810
Total assets	$466,391	$460,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,287	$171
Accrued expenses	7,994	5,554
Accrued compensation	22,360	29,594
Deferred revenue	214,508	213,644
Operating lease liabilities	3,981	4,262
Other current liabilities	653	1,079
Total current liabilities	250,783	254,304
Deferred revenue (net of current portion)	77,397	76,259
Operating lease liabilities (net of current portion)	7,466	6,055
Other liabilities	2,536	2,231
Total liabilities	338,182	338,849

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 96,203 and 93,126 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	962	931
Additional paid-in capital	614,774	586,940
Accumulated other comprehensive income	21	—
Accumulated deficit	(487,548)	(466,108)
Total stockholders’ equity	128,209	121,763
Total liabilities and stockholders’ equity	$466,391	$460,612

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(21,440)	$(15,888)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,622	1,454
Stock-based compensation	9,319	2,399
Other	(284)	80
Changes in operating assets and liabilities:
Accounts receivable	11,104	7,792
Prepaid expenses and other current assets	1,374	974
Deferred commissions	(377)	(276)
Other assets	54	779
Accounts payable and accrued expenses	3,372	2,612
Accrued compensation	(7,233)	(4,303)
Deferred revenue	2,002	4,797
Other current liabilities	(429)	72
Other liabilities	42	12
Net cash (used in) provided by operating activities	(874)	504

Cash flows from investing activities:
Purchases of property and equipment	(2,306)	(1,596)
Purchases of short-term investments	(53,915)	—
Sales and maturities of short-term investments	41,750	—
Net cash used in investing activities	(14,471)	(1,596)

Cash flows from financing activities:
Principal payments under finance lease obligations	(4)	(116)
Proceeds from stock issued in connection with the employee stock purchase plan	8,579	—
Proceeds from the exercise of stock options	9,878	479
Net cash provided by financing activities	18,453	363
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(258)	(57)
Net increase (decrease) in cash and cash equivalents and restricted cash	2,850	(786)
Cash and cash equivalents and restricted cash at beginning of period	165,378	27,472
Cash and cash equivalents and restricted cash at end of period	$168,228	$26,686

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2019	2018
Subscription revenue	$64,737	$44,332
Perpetual license and maintenance revenue	13,527	13,477
Professional services and other revenue	2,037	1,298
Revenue(1)	$80,301	$59,107
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 91% and 89% of revenue for the three months ended March 31, 2019 and 2018, respectively.

Calculated Current Billings	Three Months Ended March 31,
(in thousands)	2019	2018
Revenue	$80,301	$59,107
Add: Deferred revenue (current), end of period	214,508	160,503
Less: Deferred revenue (current), beginning of period	(213,644)	(154,898)
Calculated current billings	$81,165	$64,712

Free Cash Flow	Three Months Ended March 31,
(in thousands)	2019	2018
Net cash (used in) provided by operating activities	$(874)	$504
Purchases of property and equipment	(2,306)	(1,596)
Free cash flow(1)	$(3,180)	$(1,092)
________________
(1)    Free cash flow for the three months ended March 31, 2019 was reduced by $4.9 million related to employee stock purchase plan activity.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2019	2018
Loss from operations	$(22,685)	$(15,449)
Stock-based compensation	9,319	2,399
Amortization of intangible assets	151	151
Non-GAAP loss from operations	$(13,215)	$(12,899)
Operating margin	(28)%	(26)%
Non-GAAP operating margin	(16)%	(22)%

Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro forma Non-GAAP Net Loss Per Share	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018
Net loss attributable to common stockholders	$(21,440)	$(16,076)
Accretion of Series A and B redeemable convertible preferred stock	—	188
Stock-based compensation	9,319	2,399
Tax impact of stock-based compensation(1)	(649)	(23)
Amortization of intangible assets(1)	151	151
Non-GAAP net loss	$(12,619)	$(13,361)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.68)
Accretion of Series A and B redeemable convertible preferred stock	—	0.01
Stock-based compensation	0.10	0.10
Tax impact of stock-based compensation(1)	—	—
Amortization of intangible assets(1)	—	—
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.57)

Weighted-average shares used to compute net loss per share attributable to common stockholders and non-GAAP net loss per share, basic and diluted	93,738	23,495
Pro forma adjustment to reflect the assumed conversion of our convertible redeemable preferred stock as of the beginning of the period	—	55,386
Weighted-average shares used to compute pro forma non-GAAP net loss per share, basic and diluted	93,738	78,881

Pro forma non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.17)
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions. There was no tax impact related to the amortization of intangible assets as it was incurred in the United States in periods in which we maintained a full valuation allowance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2019	2018
Gross profit	$67,075	$50,379
Stock-based compensation	652	77
Amortization of intangible assets	151	151
Non-GAAP gross profit	$67,878	$50,607
Gross margin	84%	85%
Non-GAAP gross margin	85%	86%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2019	2018
Sales and marketing expense	$52,689	$39,588
Less: Stock-based compensation	3,366	602
Non-GAAP sales and marketing expense	$49,323	$38,986
Non-GAAP sales and marketing expense % of revenue	61%	66%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2019	2018
Research and development expense	$21,935	$17,185
Less: Stock-based compensation	2,030	527
Non-GAAP research and development expense	$19,905	$16,658
Non-GAAP research and development expense % of revenue	25%	28%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2019	2018
General and administrative expense	$15,136	$9,055
Less: Stock-based compensation	3,271	1,193
Non-GAAP general and administrative expense	$11,865	$7,862
Non-GAAP general and administrative expense % of revenue	15%	13%

Forecasted Non-GAAP Loss from Operations	Three Months Ending June 30, 2019		Year Ending December 31, 2019
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(27.2)	$(26.2)	$(102.6)	$(98.6)
Forecasted stock-based compensation	12.0	12.0	45.2	45.2
Forecasted amortization of intangible assets	0.2	0.2	0.4	0.4
Forecasted non-GAAP loss from operations	$(15.0)	$(14.0)	$(57.0)	$(53.0)

Forecasted Non-GAAP Net Loss and Non-GAAP Net Loss Per Share	Three Months Ending June 30, 2019		Year Ending December 31, 2019
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(26.7)	$(25.7)	$(99.6)	$(95.6)
Forecasted stock-based compensation(1)	12.0	12.0	45.2	45.2
Forecasted amortization of intangible assets	0.2	0.2	0.4	0.4
Forecasted non-GAAP net loss	$(14.5)	$(13.5)	$(54.0)	$(50.0)

Forecasted net loss per share, basic and diluted	$(0.28)	$(0.27)	$(1.04)	$(1.00)
Forecasted stock-based compensation(1)	0.13	0.13	0.48	0.48
Forecasted amortization of intangible assets	—	—	—	—
Forecasted Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.14)	$(0.56)	$(0.52)

Forecasted weighted-average shares used to compute net loss per share, basic and diluted	95.7	95.7	96.0	96.0
________________
(1)    The tax impact of stock-based compensation is immaterial for purposes of this reconciliation.